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                                                                    EXHIBIT 10.7

                               FIRST AMENDMENT TO
                                 ALLERGAN, INC.

                          EMPLOYEE STOCK OWNERSHIP PLAN
                                 (RESTATED 2000)

         The ALLERGAN, INC. EMPLOYEE STOCK OWNERSHIP PLAN (the "Plan") is hereby amended to read as follows:

1. The first paragraph of Section 2.9 of the Plan is hereby amended to read as follows:

                           2.9 Compensation. "Compensation" shall mean the
                  amounts paid during a Plan Year to an Employee by the Company for services rendered, including base earnings, commissions and similar incentive compensation, cost of living allowances earned within the United States of America, holiday pay, overtime earnings, pay received for election board duty, pay received for jury and witness duty, pay received for military service (annual training), pay received for being available for work, if required (call-in premium), amounts of salary reduction elected by the Participant under a Code Section 401(k) cash or deferred arrangement or a Code Section 125 cafeteria plan, shift differential and premium, sickness/accident related pay, vacation pay, vacation shift premium, and bonus amounts paid under the following programs:

2.       Section 2.19 of the Plan is hereby amended to read as follows:

                           2.19 Entry Date. "Entry Date" shall mean the date an
                  Eligible Employee commences participation in the Plan in accordance with Section 3.1.

3.       Section 3.1 of the Plan is hereby amended to read as follows:

                           3.1 Commencement of Participation. Each Eligible
                  Employee shall become a Participant on the date that immediately follows the later of:

                                    (a) The date such Eligible Employee performs
                           an Hour of Service as an Eligible Employee; or

                                    (b) The date such Eligible Employee
                           completes six (6) months of Credited Service with a Sponsor or Affiliated Company as an Employee.

                           Notwithstanding the foregoing, any Employee who is an
                  Eligible Employee on the Effective Date and who has satisfied the requirements of

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                  paragraphs (a) and (b), above, as of the Effective Date shall become a Participant on the Effective Date.

4.       Section 4.2(a) of the Plan is hereby amended to read as follows:

                           (a) As of a date not later than the last day of each
                  Plan Year, an allocation shall be made to the ESOP Account of each "Eligible Participant" of such Participant's allocable share for such Plan Year of (i) Company contributions of Company Stock contributed in kind to the Trust Fund and (ii) Company contributions in other than Company Stock, which are not used for other purposes described in Section 4.1. For the purposes of this Section 4.2, the term "Eligible Participant" shall include all Participants who are Eligible Employees on the last business day of such Plan Year or who ceased to be Eligible Employees during such Plan Year due to death, Disability, or retirement at or after age 55 (as such retirement is determined under the Allergan, Inc. Pension
                  Plan). Such allocations shall be made in the same proportion that the Compensation for the Plan Year for such Eligible Participant bears to the total Compensation of all Eligible Participants for such Plan Year.

5.       Section 5.3(a) of the Plan is hereby amended to read as follows:

                           (a) In the event that a distribution of the entire
                  vested portion of such a Participant's ESOP Account is made pursuant to this Section 5.3, the non-vested portion shall be forfeited as of such Participant's distribution date. In the event such Participant is rehired by the Company prior to the date such Participant incurs five consecutive Breaks in Service, the amount so forfeited shall be reinstated to the Participant's ESOP Account as of the Participant's Reemployment Commencement Date (without regard to any interest or investment earnings on such amount). For the purpose of this paragraph (a), a Participant with no vested portion of his or her ESOP Account shall be deemed to have received a distribution pursuant to this paragraph (a) as of his or her Severance Date.

6.       Section 5.3(b) of the Plan is hereby amended to read as follows:

                           (b) In the event such a Participant who incurs a
                  Severance does not receive a distribution of the entire vested portion of his or her ESOP Account, the non-vested portion shall be forfeited as of such Participant's Severance Date. In the event such Participant is rehired by the Company prior to the date such Participant incurs five consecutive Breaks in Service, the amount so forfeited plus an amount equal to the rate of return, the amount forfeited would have received but for forfeiture pursuant to this paragraph (b) shall be reinstated to the Participant's ESOP Account as of the Participant's Reemployment Commencement Date. The Company shall be obligated to contribute to the Trust Fund any amounts necessary


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                  after application of Section 4.3 to reinstate any ESOP Account if reinstatement is required under the provisions of this paragraph.

7.       Section 5.9(c) of the Plan is hereby amended to read as follows:

                           (c) Notwithstanding the foregoing, a Participant who
                  elected to diversify the investment of a portion of his or her ESOP Account pursuant to Section 5.12(d) shall not have the right to receive such diversified portion in Company Stock, but, rather, shall receive any distribution of such diversified portion in cash.


         IN WITNESS WHEREOF, Allergan, Inc. hereby executes this First Amendment on the 14th day of December, 2000.

ALLERGAN, INC.


BY: /s/ Francis R. Tunney, Jr.
    -----------------------------------------
    Francis R. Tunney, Jr.,
    Corporate Vice President--Administration,
    General Counsel and Secretary


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